Exhibit 10.2

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS AGREEMENT made and entered into this 18th day of March, 2019 by and between Appliance Recycling Centers of America, Inc. (hereinafter referred to as secured party or “SP”) and Crossroads Financing, LLC (hereinafter referred to as “CROSSROADS”).

WITNESSETH:

WHEREAS, SP and CROSSROADS have each respectively entered or intend to enter into leases, loans or factoring transactions with each of ApplianceSmart, Inc. (“ApplianceSmart”) and ApplianceSmart Contracting, Inc. (“Contracting”) (individually collectively hereinafter referred to as “Grantor”);

WHEREAS, in connection with said leases, loans and factoring transactions, SP and CROSSROADS have been or are to be granted security interests in certain assets;

WHEREAS, it is the intent of the parties that the security interests to be granted to SP in the SP Priority Collateral (as defined herein), shall be a first priority security interests and senior to the interests (if any) of CROSSROADS therein; and the security interests to be granted to CROSSROADS in the CROSSROADS Priority Collateral (as defined herein), shall be a first priority security interests and senior to the interests of SP therein;

WHEREAS, the parties hereto desire to define their respective rights with respect to their respective interests in the assets of Grantor;

NOW, THEREFORE, in consideration of the mutual terms, conditions and covenants contained herein, the parties hereby agree as follows:

1.       References to the following terms herein shall mean and include:

(a)	“Collateral” – the ApplianceSmart Collateral or Contracting Collateral, as applicable.

(b)	“ApplianceSmart Collateral” – all existing and future assets of ApplianceSmart, including but not limited to now owned and hereafter acquired, present and future, all inventory, wherever located, now or hereafter acquired, including without limitation, raw materials, work in process, finished goods, materials and supplies, all accounts receivable, contract rights, documents, instruments, chattel paper, machinery and equipment, and the computer software, programs, stored data, aging schedules, customer lists, general intangibles, books, records, returns, repossessions, deposits and credit balances relating thereto and proceeds thereof, together with any substitution, additions, and replacements thereof.

(c)	“Contracting Collateral” – all existing and future assets of Contracting, including but not limited to now owned and hereafter acquired, present and future, all inventory, wherever located, now or hereafter acquired, including without limitation, raw materials, work in process, finished goods, materials and supplies, all accounts receivable, contract rights, documents, instruments, chattel paper, machinery and equipment, and the computer software, programs, stored data, aging schedules, customer lists, general intangibles, books, records, returns, repossessions, deposits and credit balances relating thereto and proceeds thereof, together with any substitution, additions, and replacements thereof

(d)	“SP Priority Collateral” – as applicable, (1) with respect to the ApplianceSmart Collateral, the SP Priority ApplianceSmart Collateral, and (2) with respect to the Contracting Collateral, the SP Priority Contracting Collateral.

(e)	“SP Priority ApplianceSmart Collateral” – none. It is understood and agreed that all ApplianceSmart Collateral is CROSSROADS Priority ApplianceSmart Collateral and no ApplianceSmart Collateral is SP Priority ApplianceSmart Collateral.

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(f)	“SP Priority Contracting Collateral” – the Contracting Collateral other than the CROSSROADS Priority Contracting Collateral.

(g)	“CROSSROADS Priority Collateral” – as applicable, (1) with respect to the ApplianceSmart Collateral, the CROSSROADS Priority ApplianceSmart Collateral, and (2) with respect to the Contracting Collateral, the CROSSROADS Priority Contracting Collateral.

(h)	“CROSSROADS Priority ApplianceSmart Collateral” – all ApplianceSmart Collateral.

(i)	“CROSSROADS Priority Contracting Collateral” – all now owned and hereafter acquired, present and future, inventory of Contracting, wherever located, now or hereafter acquired, including without limitation, raw materials, work in process, finished goods, materials and supplies of Contracting, and the proceeds thereof.

2.       SP represents that the transactions between CROSSROADS and Grantor and the granting of security interests to CROSSROADS as set forth therein will not be construed to be a default by Grantor under any agreements between Grantor and SP.

3.       CROSSROADS represents that the transactions between SP and Grantor and the granting of security interests to SP as set forth therein will not be construed to be a default by Grantor under any agreements between Grantor and CROSSROADS.

4.       Notwithstanding anything contained in the provisions of the Uniform Commercial Code or any other applicable law relative to the priority of such security interests of the parties hereto as may now or in the future be perfected by the parties hereto, CROSSROADS acknowledges and agrees that its security interests (if any) in each applicable Grantor’s SP Priority Collateral are hereby made subordinate and junior in priority to the security interests of SP and its successors and assigns in the SP Priority Collateral.

5.       With respect to said SP Priority Collateral, upon disposition by any party hereto, in exercise of its rights as secured party, or upon any distribution, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, any proceedings under the Bankruptcy Code, receivership, assignment for the benefit of creditors, foreclosure or otherwise, of all or any portion of the SP Priority Collateral, CROSSROADS shall have no right to any proceeds of such disposition or distribution until such time as SP has realized all amounts due to it from Grantor, including but not limited to, expenses of retaking, holding for sale, preparing for sale, selling, collecting, attorneys’ fees and legal expenses.

6.       With respect to said SP Priority Collateral, so long Grantor is indebted to SP or its successors and assigns and so long as SP has not authorized the termination of its UCC_1 financing statements against Grantors and its financing arrangements with Grantor have not been terminated or expired by their terms, CROSSROADS will take no action whatsoever, under any circumstances, to exercise or enforce any rights or remedies which it may have to the SP Priority Collateral either under its agreements with Grantor or under the Uniform Commercial Code or any applicable law.

7.       Notwithstanding anything contained in the previous of the Uniform Commercial Code or any other applicable law relative to the priority of such security interests of the parties hereto as may now or in the future be perfected by the parties hereto, SP acknowledges and agrees that its security interest in CROSSROADS Priority Collateral are hereby made subordinate and junior in priority to the security interests of CROSSROADS and its successors and assigns in the CROSSROADS Priority Collateral.

8.       With respect to said CROSSROADS Priority Collateral, upon disposition by any party hereto, in exercise of its rights as secured party, or upon any distribution, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, any proceedings under the Bankruptcy Code, receivership, assignment of the benefit of creditors, foreclosure or otherwise, of all or any portion of the CROSSROADS Priority Collateral, SP shall have not right to any proceeds of such disposition or distribution until such time as CROSSROADS has realized all amounts due to it from Grantor, including but not limited to expenses of retaking, holding for sale, preparing for sale, selling, collecting, attorneys’ fees and legal expenses.

9.       With respect to said CROSSROADS Priority Collateral, so long Grantor is indebted to CROSSROADS or its successors and assigns and so long as CROSSROADS has not authorized the termination of its UCC-1 financing statements against Grantors and its financing arrangements with Grantor have not been terminated or expired by their terms, SP will take no action whatsoever, under any circumstances, to exercise or enforce any rights or remedies which it may have against the CROSSROADS Priority Collateral either under its agreement with Grantor or under the Uniform Commercial Code or any other applicable law.

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10.       With respect to those instances where both SP and CROSSROADS are or may be named as loss payee on any insurance policies of Grantor, the rights of SP and CROSSROADS in any proceeds resulting from said insurance policies and loss payee endorsements shall be in accordance with the respective priority interests of SP and CROSSROADS as set forth in this Agreement.

11.       SP and CROSSROADS agree that neither of them will transfer nor assign their security interests in the Collateral of Grantor or any portion thereof without obtaining written agreement from any purchaser or assignee that its security interests are subject to the terms of this Agreement.

12.       Any requirements of this Agreement with respect to notice may be complied with by depositing said notice in the mails, registered or certified, return receipt requested, or with an overnight delivery company (with provision for personal delivery and receipt certifying thereto), addressed to the party to whom notice is being given at its address shown in this Agreement.

13.       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

14.       This Agreement is entered into solely for purpose set forth herein, and no party assumes any responsibility to any other party to advise the other of information known to such party regarding the financial condition of the Grantor, or regarding the SP Priority Collateral or the CROSSROADS Priority Collateral, or of any circumstances bearing upon the risk of nonpayment of the obligations of Grantor. Each party shall be responsible for managing its relationship with Grantor and no party shall be deemed the agent of any other party under this Agreement. Except as otherwise expressly provided herein, each party may alter, amend, supplement, release, discharge or otherwise modify any terms of their respective lease, loan, and factoring agreements with Grantor without notice to or consent of any other party.

15.       Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.

16.       This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, including its conflict of laws principles. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall be instituted in any court sitting in New York County, New York (the “Acceptable Forums”). Each party hereto agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue.

17.       A facsimile or electronic copy of this Agreement shall have the same force as an original version. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the day and year first above written.

Appliance Recycling Centers of America, Inc.

/s/ Virland A. Johnson
By: Virland A. Johnson
Its: Chief Financial Officer

Crossroads Financing, LLC

/s/ Lee Haskin
By: Lee Haskin
Its: CEO

The undersigned hereby acknowledges notice of the foregoing Intercreditor Agreement and agrees to be bound by all of the terms and conditions thereof.

ApplianceSmart, Inc.

/s/ Virland A. Johnson
By: Virland A. Johnson
Its: Chief Financial Officer/Director

ApplianceSmart Contracting, Inc.

/s/ Virland A. Johnson
By: Virland A. Johnson
Its: Chief Financial Officer/Director

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